UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 3, 2010
(Date of Earliest Event Reported)

MAXIM INTEGRATED PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	1-34192	94-2896096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)(I.R.S. Employer Identification No.)	(IRS Employer Identification No.)

120 SAN GABRIEL DRIVE
SUNNYVALE, CALIFORNIA	94086
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-7600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2010, Maxim Integrated Products, Inc.'s (“Maxim”) Board of Directors appointed Dave Caron to serve as Maxim's principal accounting officer and as a vice president, effective immediately. Mr. Caron, age 50, has served as Maxim's controller since July 2003 and, prior to that, served as Maxim's director of accounting from December 1998 to July 2003. Mr. Caron is a certified public accountant in the state of California and holds a Bachelor of Science in Accounting from San Jose State University. In connection with Mr. Caron's appointment, his annual base salary was increased to $225,000 retroactive to the start of fiscal year 2011, and he is eligible to participate in the compensation plan applicable to all other officers. Maxim has not entered into any transactions with Mr. Caron described under Item 404(a) of Regulation S-K except that Maxim also employs Jennifer Caron, Mr. Caron's sister, as Senior Accounting Manager, and her total compensation to date for the last completed fiscal year was $131,176.77.

Following the appointment, Mr. Caron will continue to report to Maxim's principal financial officer, Bruce Kiddoo, in connection with the performance of his duties. Mr. Kiddoo will remain Maxim's principal financial officer following Mr. Caron's appointment as vice president and principal accounting officer.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAXIM INTEGRATED PRODUCTS, INC.

By:	/s/ Bruce E. Kiddoo
Bruce E. Kiddoo
Senior Vice President and Chief Financial Officer

Date: August 9, 2010